UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2006

Aspect Medical Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

141 Needham Street
Newton, Massachusetts	02464-1505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
     Lease Agreement
     On February 3, 2006, Aspect Medical Systems, Inc. (the “Company”) entered into a Net Lease Agreement (the “Lease Agreement”) with CFRI/CQ Norwood Upland, L.L.C. (“Lessor”) pursuant to which the Company has agreed to lease approximately 136,500 square feet of property (the “Leased Property”) located at One Upland Road in Norwood, Massachusetts. Since the Leased Premises are still under construction, the Company will access the Leased Premises in three separate phases. The Company intends to move all of its operations currently conducted at 141 Needham Street, Newton, Massachusetts to the Leased Premises on or before December 31, 2006.
     The term of the Lease Agreement will commence on the earlier of either (i) the date the phase I construction on the Leased Premises is substantially completed, (ii) the date the Company occupies the Leased Premises for the conduct of business or (iii) July 1, 2006 (the “Commencement Date”). The term of the Lease Agreement expires approximately 10 years from the Commencement Date. The Company has been granted the option to extend the term for three additional five-year periods. The annual fixed rent payable by the Company from the Commencement Date through November 30, 2011 is $13.30 per rentable square foot and from December 1, 2011 through the end of the initial term is $15.30 per rentable square foot. The Company expects to provide a security deposit, in an amount of approximately $911,000, to the Lessor in accordance with the terms of the Lease Agreement.
     If the Company defaults in the performance of certain obligations under the Lease Agreement, including the failure to timely pay any rent obligations, the Lessor may terminate the Lease Agreement and the Company will be required to pay the difference between the remaining rent payments through the expiration of the Lease Agreement and the rental value of the Leased Premises over such time period.
     The foregoing is only a summary of the Lease Agreement and is qualified in its entirety by reference to the Lease Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
Bonus Award
     On February 7, 2006, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) awarded a $25,000 cash bonus to Dr. Scott Kelley, Vice President and Medical Director of the Company. Dr. Kelley is currently an executive officer of the Company. The Compensation Committee made this award in recognition of Dr. Kelley’s achievement of certain performance goals, including his involvement in promoting the Company’s technologies among professional medical organizations.
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     The information in Item 1.01 under the heading “Lease Agreement” is hereby incorporated in this Item 2.03 by reference.
Item 9.01 — Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: February 9, 2006	By:	/s/ Michael Falvey
Michael Falvey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Net Lease by and between CFRI/CQ Norwood Upland, L.L.C. and Aspect Medical Systems, Inc. dated February 3, 2006.